UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2004

Exact name of registrant as
specified in its charter
and principal office
Commission	address and telephone	State of	I.R.S. Employer
File Number	number	Incorporation	I.D. Number

1-16163	WGL Holdings, Inc.	Virginia	52-2210912
101 Constitution Ave, N.W.
Washington, D.C. 20080
(703) 750-2000

0-49807	Washington Gas Light Company	District of Columbia	53-0162882
	101 Constitution Ave, N.W	and Virginia
Washington, D.C. 20080
(703) 750-4440

Former name or former address, if changed since last report: None

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 28, 2004, WGL Holdings, Inc. (the Company) released summary financial information to the general public, including the investment community, regarding the Company’s operating performance for the three and twelve months ended December 31, 2003. A copy of the Company’s earnings news release and summary financial information is attached hereto as Exhibit 99.1.

This Form 8-K and the attached exhibit are provided under Item 12 on Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

Exhibits

99.1 Earnings News Release issued January 28, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date	January 30, 2004	/s/ Mark P. O’Flynn

Mark P. O’Flynn Controller (Principal Accounting Officer)